Exhibit 10.32
ZBB ENERGY CORPORATION

NONSTATUTORY STOCK OPTION AGREEMENT

This Nonstatutory Stock Option Agreement (this “Agreement”) is executed as of May 19, 2014, by and between ZBB ENERGY CORPORATION, a Wisconsin corporation (the “Company”), and Bradley Hansen (“Employee”).

W I T N E S S E T H:

WHEREAS, the Compensation Committee of the Board of Directors of the Company wishes to grant Employee a Nonstatutory Stock Option in conjunction with Employee’s appointment as President and COO of the Company, subject to the terms provided in this Agreement; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company anticipates that this Agreement will promote the best interests of the Company and its shareholders by providing Employee a proprietary interest in the Company with a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries.

NOW, THEREFORE, in consideration of the Employee entering into that certain Employment Agreement, dated on or about the date hereof, by and between the Employee and the Company (the “Employment Agreement”) and the benefits that the Company will derive in connection with the services to be rendered by Employee thereunder, the Company and Employee hereby agree as follows:

1. Capitalized Terms; Determinations by Administrator.

(a) Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

(b) The Administrator (as defined below) shall make all interpretations, rules and regulations necessary to administer this Agreement, and such determinations of the Administrator shall be binding upon Employee. For purposes of this Agreement, the term “Administrator” shall mean the Compensation Committee of the Board of Directors.

2. Option; Number of Shares; Option Price. The Option (as defined below) granted hereunder is intended to be a nonstatutory stock option and therefore shall not qualify as an incentive stock option pursuant to Section 422 of the Internal Revenue Code of 1986, as amended. Employee shall have the right and option to purchase all or any part of an aggregate of three hundred sixty thousand (360,000) shares of $0.01 par value common stock of the Company (“Share(s)”) at the purchase price of $1.72 per Share (the “Option”).

3. Vesting and Expiration.

(a) Vesting. The Option shall vest (become exercisable) and remain exercisable only in accordance with Annex 1 attached hereto.

(b) Expiration. To the extent not previously exercised according to the terms hereof, the Option shall expire on the eighth anniversary of the date hereof.

4. Exercise Period.

(a) Disability. Upon Employee’s termination of employment due to a Disability, Employee shall have one (1) year from the date of such termination to exercise the Option granted hereunder as to all or part of the Shares subject to this Option provided Employee has a present right to exercise such Option as of the date of such termination; provided, however, that this Option shall not be exercisable subsequent to the expiration date specified in Section 3(b), above.

(b) Death. Upon Employee’s termination of employment due to death, the Option, as to all or any part of the Shares subject to this Option, shall be exercisable provided Employee has a present right to exercise such Option as of the date of such termination:
(1) for one (1) year after Employee’s death, but in no event subsequent to the expiration dates specified in Section 3(b), above; and

(2) only (i) by the designated beneficiary of Employee (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or (ii) if Employee dies without a surviving designated beneficiary, by the personal representative, administrator, or other representative of the estate of Employee, or by the person or persons to whom the deceased rights of Employee under the Option shall pass by will or the laws of descent and distribution. Employee may change the beneficiary designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(c) Other Terminations of Employment. Upon Employee’s termination of employment for any reason other than those specified above in this Section 4, Employee shall have ninety (90) days from the date of such termination to exercise the Option as to all or part of the Shares, provided Employee has a present right to exercise such Option as of the date of such termination; provided, however, that the Option shall not be exercisable subsequent to the expiration dates specified in Section 3(b), above. Notwithstanding the foregoing, if Employee’s employment is terminated for Cause, to the extent the Option held by Employee is not effectively exercised prior to such termination, it shall lapse immediately upon such termination.

(d) Extension of Exercise Period. The Administrator may in its sole discretion extend the period permitted for exercise of the Option upon Employee’s termination of employment as otherwise provided in this Section 4 if allowable under applicable law.

5. Method of Exercising Option. Except as otherwise permitted by the Administrator, the Option shall be exercisable by delivery to the Company (to the attention of its Secretary), at its offices in Menomonee Falls, Wisconsin, of (i) written notice identifying the Option and stating the number of Shares with respect to which it is being exercised, (ii) payment in full of the exercise price of the Shares then being acquired as provided in Section 6, below, and (iii) execution of such other documentation as is determined to be necessary or appropriate by the Administrator from time to time the form of which shall be provided to Employee at the time of execution and delivery of this Agreement. The Company shall have the right to delay the issue or delivery of any Shares to be delivered hereunder until (i) the completion of such registration or qualification of such Shares under federal, state, or foreign law, ruling, or regulation as the Company shall deem to be necessary or advisable, and (ii) receipt from Employee of such documents and information as the Administrator may deem necessary or appropriate in connection with such registration or qualification or the issuance of Shares hereunder.

6. Payment of Exercise Price. The exercise price shall be payable in whole or in part in cash, Shares held by Employee, other property, or such other consideration consistent with the Agreement’s purpose and applicable law as may be determined by the Administrator from time to time. Except as otherwise determined by the Administrator at the time of grant, such price shall be paid in cash in full at the time that the Option is exercised. If Employee is permitted by the Administrator to pay all or a part of the exercise price in Shares and elects to do so, Employee may make such payment by delivering to the Company a number of Shares, either directly or by attestation, which are equal in value to the purchase or exercise price hereunder. For this purpose, all Shares so delivered shall be valued per share at the Fair Market Value (as defined above; provided, however, if a Share is not susceptible to valuation by the above method, the term “Fair Market Value” of a Share shall mean the fair market value of a Share as the Administrator may determine in conformity with pertinent law) of a Share on the business day immediately preceding the day on which such Shares are delivered.

7. Prohibition Against Transfer. Unless otherwise provided by the Administrator and except as provided below, the Option, and the rights and privileges conferred hereby, may not be transferred by Employee, and shall be exercisable during the lifetime of Employee only by Employee. The Option shall not be subjected to execution, attachment or similar process. Employee shall have the right to transfer the Option upon Employee’s death, either to Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if Employee dies without a surviving designated beneficiary, by the terms of Employee’s will or under the laws of descent and distribution, subject to any limitations set forth in this Agreement and all such distributees shall be subject to all terms and conditions of this Agreement to the same extent as Employee would be if still living.

8. Nature of Option. Employee shall not have any interest in any fund or in any specific asset or assets of the Company by reason of the Option granted hereunder, or any right to exercise any of the rights or privileges of a stockholder with respect to the Option until Shares are issued in connection with any exercise.

9. Adjustment provisions.

(a) Share Adjustments. In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares of Company stock, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the number of Shares subject to the Option and the exercise price applicable to the Option shall be appropriately adjusted in such equitable and proportionate amount as determined by the Administrator. No fractional Share shall be issued under the Agreement resulting from any such adjustment but the Administrator in its sole discretion may make a cash payment in lieu of a fractional Share.

(b) Acquisitions. In the event of a merger or consolidation of the Company with another corporation or entity, or a sale or disposition by the Company of all or substantially all of its assets, the Administrator shall, in its sole discretion, have authority to provide for (i) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with the Option granted hereunder, (ii) the conversion of the outstanding Option into cash, (iii) the conversion of the Option into the right to receive securities, including options, of another person or entity upon such terms and conditions as are determined by the Administrator in its sole discretion and/or (iv) the lapse of the Option after notice in writing has been given that the Option may be exercised within a set period from the date of such notice and that any Option not exercised within such period shall lapse.

(c) Binding Effect. Without limiting the generality of what is provided in Section 1 hereof and for avoidance of doubt, any adjustment, waiver, conversion or other action taken by the Administrator under this Section 9 shall be conclusive and binding on Employee and the Company and any respective successors and assigns.

10. Notices. Any notice to be given to the Company under the terms of this Agreement shall be given in writing to the Company at its offices in Menomonee Falls, Wisconsin. Any notice to be given to Employee may be addressed to Employee’s address as it appears on the payroll records of the Company or any subsidiary thereof. Any such notice shall be deemed to have been duly given if and when actually received by the party to whom it is addressed, as evidenced by a written receipt to that effect.

11. Taxes. The Company may require payment or reimbursement of or may withhold any minimum tax that it believes is required as a result of the grant or exercise of the Option, and the Company may defer making delivery with respect to Shares or cash payable hereunder or otherwise until arrangements satisfactory to the Company have been made with respect to such withholding obligations.

12. Rights of Employee. The Option, and any payments or other benefits received by Employee under the Option, is discretionary and shall not be deemed a part of Employee’s regular, recurring compensation for any purpose, including without limitation for purposes of termination, indemnity, or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided to Employee unless expressly so provided by such other plan, contract or arrangement, or unless the Administrator expressly determines otherwise.

13. Amendment. The Administrator may amend the Agreement; provided, however, that Employee’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, would not materially and adversely affect Employee. However, notwithstanding any other provision of the Agreement, the Administrator may not adjust or amend the exercise price of the Option, whether through amendment, cancellation and replacement grants, or any other means, except in accordance with Section 9 hereof.

14. No Right To Employment. The Agreement shall not confer upon Employee any right to continue employment with the Company or a subsidiary, nor shall it interfere in any way with the right of the Company or such subsidiary to terminate Employee’s employment any time.

15. Entire Agreement. This Agreement, together with the Employment Agreement by and between the Employee and Company dated May 19, 2014 (the “Employment Agreement”), constitutes the final understanding between Employee and the Company regarding the Option.

16. Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

17. Governing Law. This Agreement and all actions taken hereunder shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, applied without regard to the laws of any other jurisdiction that otherwise would govern under conflict of law principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused these presents to be executed as of the date and year first above written, which is the date of the granting of the Option evidenced hereby.

ZBB ENERGY CORPORATION

By: /s/ Eric C. Apfelbach
Name: Eric Apfelbach
Title: CEO

The undersigned Employee hereby accepts the foregoing Option and agrees to the several terms and conditions hereof.

/s/ Bradley Hansen
Employee

Annex 1
For so long as Employee remains continuously an employee of the Company, this Option shall vest ratably and become exercisable over a three (3) year period with one-third (1/3) of the Option vesting on the first (1st) anniversary, one-third (1/3) of the Option vesting on the second (2nd) anniversary of the date hereof and the remaining one-third (1/3) of the Option vesting on the third (3rd) anniversary of the date hereof.

Notwithstanding the foregoing, effective upon the occurrence of a Change of Control this Option shall vest and become exercisable in full. Moreover, if, before the third (3rd) anniversary of the start of the date hereof, Employee is terminated without Cause or due to Disability or resigns for Good Reason, pursuant to Section 8 of the Employment Agreement, an additional 60,000 shares will become fully vested and exercisable as of the termination date.

Except as described in the preceding paragraph or determined by the Administrator, upon Employee’s termination of employment for any reason, Employee shall forfeit the Option or portion of the Option that has not vested at the time of such termination. Notwithstanding the foregoing, the Administrator may, in its discretion, accelerate the date that any installment of this Option becomes exercisable. The foregoing rights are cumulative and may be exercised only before the date which is eight years from the date of this Option. Following the expiration of this Option in accordance with the preceding sentence, all Employee’s rights hereunder will be forfeited and canceled in their entirety.

If Employee ceases to remain continuously an employee of the Company, other than by reason of death or Disability or termination for Cause, no further installments of this Option shall become exercisable, and this Option shall expire (may no longer be exercised) after the passage of 90 days from Employee’s last day of employment, but in no event later than the scheduled expiration date. Following the expiration of this Option in accordance with the preceding sentence, all Employee’s rights to exercise the Option will be forfeited and canceled in their entirety.

If Employee ceases to remain continuously an employee of the Company as the result of termination for Cause, this Option shall expire (that is, may no longer be exercised) upon Employee’s receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever. Following the expiration of this Option in accordance with the preceding sentence, all Employee’s rights hereunder to exercise the Option will be forfeited and canceled in their entirety.

If Employee dies while employed by the Company, this Option may be exercised, to the extent otherwise exercisable on the date of death, by Employee’s estate, personal representative or beneficiary to whom this Option has been transferred, only at any time within one year after the date of death, but not later than the scheduled expiration date. Following the expiration of this Option in accordance with the preceding sentence, all Employee’s rights to exercise the Option will be forfeited and canceled in their entirety.
If Employee ceases to remain continuously an employee of the Company by reason of Disability (as defined in Employee’s employment agreement), this Option may be exercised, to the extent otherwise exercisable on the date of cessation of employment, only at any time within one year after such cessation of employment, but not later than the scheduled expiration date. Following the expiration of this Option in accordance with the preceding sentence, all Employee’s rights to exercise the Option will be forfeited and canceled in their entirety.